UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2017

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)    On May 23, 2017, Registrant held its Annual Meeting of Shareholders.

(b)    Shareholders voted on the matters set forth below as follows:

1.      Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Gregory Q. Brown	730,886,022	3,273,093	1,087,760	130,593,549
Jonathan Christodoro	634,802,290	99,481,312	960,273	130,593,549
Joseph J. Echevarria	727,489,139	6,655,275	1,099,461	130,593,549
William Curt Hunter	722,458,941	11,950,123	837,811	130,593,549
Jeffrey Jacobson	731,465,527	2,961,488	819,861	130,593,549
Robert J. Keegan	730,057,487	4,322,841	866,548	130,593,549
Cheryl G. Krongard	728,869,668	5,526,607	850,600	130,593,549
Charles Prince	720,872,289	13,521,297	853,289	130,593,549
Ann N. Reese	645,167,642	89,265,631	812,403	130,593,549
Stephen H. Rusckowski	731,169,093	3,208,105	869,638	130,593,549
Sara Martinez Tucker	720,971,030	13,342,709	933,136	130,593,549

2.      Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2017. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
854,655,855	9,794,164	1,390,183	0

3.      Approval, on an advisory basis, of the 2016 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2017 Proxy Statement. The 2016 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2017 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
686,014,965	47,284,854	1,947,056	130,593,549

4.      Selection, on an advisory basis, of the frequency of future non-binding shareholder votes on the compensation of Registrant’s Named Executive Officers. A majority of the votes cast by Shareholders, on an advisory basis, was for a frequency of one year.

One Year	Two Years	Three Years	Abstain	No Votes
654,661,036	922,313	78,338,016	1,320,403	130,593,549

5.      Approval of a reverse stock split and corresponding proportionate reduction in our authorized stock. The reverse stock split and corresponding proportionate reduction in our authorized stock was approved.

For	Against	Abstain	Non Votes
846,090,783	13,915,677	5,833,964	0

6.      Shareholder proposal relating to Holy Land Principles. The shareholder proposal relating to Holy Land Principles was not approved.

For	Against	Abstain	Non Votes
21,916,717	677,000,584	36,329,385	130,593,549

(c)    Based on the results set forth in Item (b)(4) above, Registrant’s Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur not later than Registrant’s Annual Meeting of Shareholders in 2023.

(d)    Not Applicable

Item 8.01. Other Events

On May 23, 2017, Xerox Corporation (“Xerox” or the “Company”) announced that its proposed reverse stock split of Xerox common stock at a ratio of one-for-four shares, together with a proportionate reduction in the authorized shares of its common stock from 1,750,000,000 shares to 437,500,000 shares, were approved by Xerox shareholders at the annual meeting of shareholders held earlier that day. The company will move forward with implementing the reverse stock split and authorized share reduction, which are anticipated to be effective on or about June 14, 2017.

When the reverse stock split is effective, every four shares of Xerox common stock issued and outstanding or held as treasury shares as of the effective date will be automatically combined and reclassified into one share of Xerox common stock. The reverse stock split will also correspondingly affect all outstanding Xerox equity awards and outstanding convertible securities.

When the reverse split is effective, Xerox common stock will continue to trade, on a split-adjusted basis, on the New York Stock Exchange under the symbol “XRX”, although a new CUSIP number (984121 608) will be assigned as a result of the reverse stock split.

No fractional shares will be issued in connection with the reverse stock split. Shareholders otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares.

On May 23, 2017, Xerox issued a press release announcing approval of the reverse stock split and authorized share reduction. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Forward Looking Statements

This Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2016 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox Corporation and Fujifilm Holdings Corporation (“Fujifilm”) in which Xerox holds a 25% equity interest and Fujifilm holds the remaining equity interest. On April 20, 2017, Fujifilm publicly announced it formed an independent investigation committee to conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary related to the recovery of receivables associated with certain sales leasing transactions that occurred in, or prior to, Fuji Xerox’s fiscal year ending March 31, 2016. In first quarter 2017, we recognized a charge of approximately $30 million, which represents our share of the current Fujifilm total adjustments from this review, as publicly disclosed by Fujifilm. Fujifilm has publicly stated that it expects the investigation will be completed in May 2017, and that it intends to disclose the results shortly thereafter. Given our status as a minority investor, we have limited contractual and other rights to information and rely on Fuji Xerox and Fujifilm to provide information to us and are not involved in the investigation, including its scope and timing of completion. Although we have no reason not to rely on Fujifilm’s current adjustment and we are not aware of any additional amounts related to this matter that would have a material effect on our financial statements including the related Xerox disclosures, this investigation is ongoing and our future results may include additional adjustments that are materially different from the amount of the charge that we have already recognized in connection with this matter and the period(s) to which the charge relates, and we can provide no assurances relative to the outcome of any governmental investigations or any consequences thereof. In addition, the summarized financial data we have reported for Fuji Xerox may change based on the results of the investigation.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Registrant’s press release dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

	By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Date: May 24, 2017		Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s press release dated May 23, 2017